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                  Registration Statement dated June 10, 1997.

                                                   Registration No. 333-20863

                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                 POST-EFFECTIVE
                               AMENDMENT NO. 1 TO
                                    Form S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            QUAKER STATE CORPORATION
                            ------------------------
           (Exact name of registrant as specified in its charter)

       Delaware                        1-2677                  25-0742820
------------------------        ---------------------     ---------------------
(State of incorporation)        (Commission File No.)     (IRS Employer ID No,)

                         225 E. John Carpenter Freeway
                         -----------------------------
                              Irving, Texas  75062
                              --------------------
                                 (972) 868-0400
                                 --------------

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 PAUL E. KONNEY
              Senior Vice President, General Counsel and Secretary
                            Quaker State Corporation
                         225 E. John Carpenter Freeway
                              Irving, Texas 75062
                                 (972) 868-0437
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

RICHARD WINKLER, ESQ.                             DANIEL F. ARCHER, ESQ.
Quaker State Corporation                          FENTON & KELLER,
225 E. John Carpenter Freeway                     A PROFESSIONAL CORPORATION
Irving, Texas 75062                               2801 MONTERREY - SALINAS HWY.
(972) 868-0400                                    MONTERREY, CA  93942-0791
                                                  (408) 373-1241

Approximate date of commencement of proposed sale to the public:  February 20,
1997

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]




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                          DEREGISTRATION OF SECURITIES

Quaker State Corporation (the "Registrant") under a Registration Statement on Form S-4 (Registration No. 333-20863) (the "Registration Statement"), registered 719,299 shares of the Registrant's Capital Stock, $1.00 par value per share, with the Securities and Exchange Commission on January 31, 1997 and, by this Post-Effective Amendment No. 1 to the Registration Statement, hereby deregisters under the Securities Act of 1933, as amended, 259,281 shares of such stock.

                           REASON FOR DEREGISTRATION

The 259,281 shares being deregistered remained unused and unissued upon consummation of the Agreement of Merger and Plan of Reorganization for the Acquisition of Snappy Lube, Inc. on February 20, 1997.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on June 10, 1997.

                                           QUAKER STATE CORPORATION


                                        By:       /s/ Herbert M. Baum
                                           -------------------------------------
                                                   (Herbert M. Baum)
                                            Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                 Name                                       Title                 Date
                 ----                                       -----                 ----
                  *
----------------------------------------       Chairman of the Board, Chief       6/10/97
         (Herbert M. Baum)                     Executive Officer and Director
                                               (Principal Executive Officer)
                  *
----------------------------------------       Vice Chairman, Chief Financial     6/10/97
         (Conrad A. Conrad)                    Officer and Director (Principal
                                               Financial Officer)
                  *
----------------------------------------       Vice President and Controller      6/10/97
         (Keith S. Krzeminski)                 (Principal Accounting Officer)


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

                 Name                                       Title                 Date
                 ----                                       -----                 ----
                  *                                    Director                   6/10/97
----------------------------------------
         (John D. Barr)

                  *                                    Director                   6/10/97
----------------------------------------
         (Leonard M. Carroll)

                  *                                    Director                   6/10/97
----------------------------------------
         (J. Taylor Crandall)

                  *                                    Director                   6/10/97
----------------------------------------
         (Laurel Cutler)

                  *                                    Director                   6/10/97
----------------------------------------
         (C. Frederick Fetterolf)

                  *                                    Director                   6/10/97
----------------------------------------
         (Thomas A. Gardner)

                  *                                    Director                   6/10/97
----------------------------------------
         (F. William Grube)

                  *                                    Director                   6/10/97
----------------------------------------
         (Forrest R. Haselton)

                  *                                    Director                   6/10/97
----------------------------------------
         (L. David Myatt)

                  *                                    Director                   6/10/97
----------------------------------------
         (Raymond A. Ross, Jr.)

                  *                                    Director                   6/10/97
----------------------------------------
         (Lorne R. Waxlax)

* By:  /s/ Paul E. Konney                              Attorney in Fact
     -----------------------------------
         Paul E. Konney



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